№.  ***********

COMMON SHARES  **********

-----------------------SPECIMAN -------------------------

Detectek, Inc.

Organized under the Laws of the State of Nevada

Par Value $0.001

THIS    CERTIFIES    THAT    *********************    is    the    registered    holder

of *********  Shares  of  the  Capital  Stock  transferable  only  on  the  books  of

the   Corporation   by   the   holder   hereof   in   person   or   by   Attorney   upon

surrender of this Certificate properly endorsed.

IN  WITNESS  WHEREOF,  the  said  Corporation  has  caused  this  Certificate  to  be

signed   by   its   duly   authorized   officers   and   its   Corporate   Seal   is   to   be

hereunto affixed this ******** day of **************, A.D. *********

___________________

___________________

PRESIDENT

SECRETARY